                                                                  EXHIBIT (a)(3)

                         Notice of Guaranteed Delivery

                                      for
                       Tender of Shares of Common Stock

                                      of

                                 Diatide, Inc.
                   (Not to be used for signature guarantees)

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.001 per share (the "Shares"), of Diatide, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                   ChaseMellon Shareholder Services, L.L.C.

                     By Mail:                                    By Overnight Courier:

            Reorganization Department                          Reorganization Department
                    PO Box 3301                                    85 Challenger Road
            South Hackensack, NJ 07606                              Mail Stop--Reorg
                                                               Ridgefield Park, NJ 07660
                     By Hand:                                  By Facsimile Transmission:

            Reorganization Department                       (for Eligible Institutions Only)
             120 Broadway, 13th Floor                                (201) 296-4293
                New York, NY 10271
                                                                 Confirm by Telephone:

                                                                     (201) 296-4860

  DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to BXA Acquisition Company, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Schering Berlin Inc., a Delaware corporation ("Parent"), which is a wholly owned subsidiary of Schering Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("AG"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated September 24, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.



 Number of Shares:                        Name(s) of Record Holder(s):
             -----------------------                  ------------------------


 Certificate Nos. (if available):         ------------------------------------
                    ----------------

                                          ------------------------------------
 (Check box if Shares will be                        (Please Print)
 tendered by book-entry transfer)

                                          Address(es):
 [_] The Depository Trust Company                  ----------------------------


 Account Number:                          ------------------------------------
            ------------------------                                (Zip Code)


 Dated _______________________ , 1999     Daytime Area Code & Tel. No.:
                                                               ---------------



                                          Signature(s):
                                                   ---------------------------

                                          ------------------------------------


                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



 Name of Firm:                            ------------------------------------
          --------------------------              Authorized Signature


 Address:                                 Name:
    ------------------------------             -------------------------------
                                                      Please Print


 ------------------------------------
                             Zip Code     ------------------------------------
                                                      Please Print

 Area Code and Tel. No.:
                --------------------      Title:
                                              --------------------------------



                                          Dated:
                                               -------------------------------



NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
     SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3